Exhibit 99.2

RARE ELEMENT RESOURCES LTD.

P.O. BOX 271049

LITTLETON, COLORADO

November 12, 2021

Dear Rare Element Resources Shareholder:

Enclosed are the prospectus supplement, dated November 12, 2021 (as the same may be amended, the “Prospectus Supplement”), and other materials relating to the rights offering (the “Rights Offering”) by Rare Element Resources Ltd. (the “Company”) to the holders of record of its common shares, without par value (the “Common Shares”, such record holders of the Company’s Common Shares, the “Record Holders”). Record Holders as of October 19, 2021 (the “Record Date”) will receive at no charge non-transferable subscription rights (the “Subscription Rights”) to purchase up to an aggregate of 105,808,445 Common Shares (the “Shares”) at a subscription price of $0.24 per Share (the “Subscription Price”) for up to aggregate gross proceeds to the Company of approximately $25.4 million. Each Record Holder will receive one Subscription Right for each of our Common Shares held by such Record Holder, on the Record Date. Each Subscription Right will entitle the Record Holder to purchase one Share at the Subscription Price (the “Basic Subscription Privilege”).

Please carefully review the Prospectus Supplement and other materials and the instructions below, which describe how you can participate in the Rights Offering. You will be able to exercise your Subscription Rights to purchase additional Common Shares only during a limited period. You will find answers to some frequently asked questions about the Rights Offering in the Prospectus Supplement. The exercise of Subscription Rights is irrevocable.

The Rights Offering is expected to expire at 5:00 p.m., New York City time, on December 8, 2021 (the “Expiration Date”), subject to extension and earlier termination. After the Expiration Date, unexercised Subscription Rights will be null and void. The Company will not be obligated to honor any purported exercise of the Subscription Rights received by Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”) after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent.

There is no minimum number of Shares you must purchase. If you exercise your Basic Subscription Privileges in full, you may also subscribe for additional Shares that remain unsubscribed for at the Expiration Date at the same Subscription Price, subject to certain limitations (the “Oversubscription Privilege”). If an insufficient number of Shares is available to fully satisfy all Oversubscription Privilege exercises, the available Shares will be allocated proportionately among those who exercise their Oversubscription Privileges based on the number of Shares each such person subscribed for under the Basic Subscription Privilege. Each holder that exercises its Basic Subscription Privilege in full may subscribe for a number of additional Shares equal to the lesser of (1) the number of Shares subscribed for by the holder under the Oversubscription Privilege and (2) the number calculated in accordance with the following formula: x(y/z), where x = the aggregate number of Shares available through unexercised Subscription Rights after giving effect to the Basic Subscription Privilege; y = the number of Subscription Rights exercised by the holder under the Basic Subscription Privilege; z = the aggregate number of Subscription Rights exercised under the Basic Subscription Privilege by holders of the Subscription Rights that have subscribed for Shares under the Oversubscription Privilege. Fractional shares resulting from the exercise of the Oversubscription Privilege as to any Subscription Rights holder will be eliminated by rounding down to the nearest whole share. See “The Rights Offering—Oversubscription Privilege” in the Prospectus Supplement.

The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate portions of your Subscription Rights Certificate and/or Beneficial Owner Election Form and returning it to the Subscription Agent in the envelope provided pursuant to the procedures described herein.

YOUR SUBSCRIPTION RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT, BY CASHIER’S OR CERTIFIED CHECK DRAWN ON A U.S. OR CANADIAN BANK, U.S. POSTAL MONEY ORDER OR OTHER FORM OF MONEY ORDER ACCEPTABLE TO THE COMPANY OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS, MUST BE ACTUALLY RECEIVED BY THE SUBSCRIPTION AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A RECORD HOLDER HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. SUBSCRIPTION RIGHTS NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, AS EXTENDED, OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT VALUE.

1.	Method of Exercise and Payment.

Subscriptions by Record Holders

A Record Holder is a holder of our Common Shares whose shares are registered in such holder’s name. To exercise your Subscription Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Subscription Rights, with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent so that it will be actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price for the Basic Subscription Privilege and the Oversubscription Privilege will be held in a segregated account to be maintained by the Subscription Agent until the Shares are issued. All payments must be made in U.S. dollars for the full number of Shares being subscribed for by a cashier’s check or certified check drawn on a U.S. or Canadian bank, or U.S. postal money order or other form of money order acceptable to the Company, payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as subscription agent for Rare Element Resources Ltd.)” or by wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc. as agent for Rare Element Resources Ltd., for purposes of accepting subscriptions in the Rights Offering, at U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Routing number: 123000848, International/Swift code: USBKUS44IMT, Beneficiary Account Name: Broadridge, Account Number: 153910728465, For Further Credit Name: Rare Element Resources, with reference to the Subscription Rights holder’s name. Please reference your Subscription Rights Certificate Number on your check.

The Subscription Rights Certificate and payment of the Subscription Price (unless submitted by wire transfer) must be delivered to the Subscription Agent by hand, mail or overnight courier to the following address:

By Hand or Overnight Courier:

Broadridge, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

By U.S. Postal Service:

Broadridge, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0718

Subscriptions by Beneficial Owners

A beneficial owner is a holder of our Common Shares whose shares are registered in the name of a broker, custodian bank or other nominees. In such case, the broker, custodian bank or other nominees is the Record Holder of the Subscription Rights. To exercise your Subscription Rights, instruct your broker, custodian bank or other nominee to exercise your rights and deliver all documents and payment in full of the Subscription Price on your behalf for each Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege to the Subscription Agent so that it will be actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

By making arrangements with your broker, custodian bank or other nominee for the delivery of funds on your behalf, you may also request such broker, custodian bank or other nominee to exercise the Subscription Rights Certificate on your behalf.

2.	Issuance of Common Shares.

Following the receipt of a properly completed and executed Subscription Rights Certificate, together with the payment of the Subscription Price for the Shares subscribed for, and promptly after all pro rata allocations and adjustments contemplated by the terms of the Rights Offering have been effected, the following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate, or, if you hold your shares in book-entry form, such deliveries and payments will be in the form of a credit to your account:

a.	Basic Subscription Privilege: Computershare Trust Company of Canada (the “Transfer Agent”) will deliver to each exercising Record Holder who validly exercises the Basic Subscription Privilege each Share subscribed for pursuant to the Basic Subscription Privilege. See “The Rights Offering—Basic Subscription Privilege” in the Prospectus Supplement.

b.	Oversubscription Privilege: The Transfer Agent will deliver to each Record Holder who validly exercises the Oversubscription Privilege each Share, if any, allocated to such Record Holder pursuant to the Oversubscription Privilege. See “The Rights Offering—Oversubscription Privilege” in the Prospectus Supplement.

c.	Excess Cash Payments: The Subscription Agent will mail to each Record Holder who exercises a Subscription Right any excess amount, without interest or deduction, received in payment of the Subscription Price for Shares that are subscribed for by, but not issued to, such Record Holder. See “The Rights Offering—Basic Subscription Privilege” in the Prospectus Supplement.

3.	Sale, Transfer or Assignment of Subscription Rights.

Subscription Rights may not be sold, transferred or assigned.

4.	Commissions, Fees and Expenses.

The Company will pay all fees and expenses of the Subscription Agent related to its acting in such role in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or expenses incurred in connection with the exercise of Subscription Rights or subscribing for Shares. Neither the Subscription Agent nor the Company will pay such expenses.

5.	Execution.

a.	Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the Record Holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration, enlargement or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity on behalf of a registered holder must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

b.	Signature Guarantees. If you are neither a Record Holder (or signing in a representative or other fiduciary capacity on behalf of a Record Holder) nor an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States, your signature must be guaranteed by such an eligible institution.

6.	Method of Delivery to Subscription Agent.

The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent for each Share subscribed for will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered first class mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date.

7.	Special Provisions Relating to the Delivery of Subscription Rights through the Depository Trust Company.

In the case of Subscription Rights that are held of record through the Depository Trust Company (the “Book-Entry Transfer Facility”), exercises of Subscription Rights under the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Subscription Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights exercised and the number of Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege.

Payments of the Subscription Price (unless submitted by wire transfer) should be mailed or delivered to the appropriate address (or, for wire transfer payments, to the appropriate account) as described under Section 1, “Method of Exercise and Payment” above.

8.	Form W-9.

Each holder who elects to exercise Rights and is a U.S. person for U.S. federal income tax purposes should provide the Subscription Agent with a correct Taxpayer Identification Number (“TIN”) on Form W-9, a copy of which is being furnished to each holder. Additional copies of Form W-9 may be obtained upon request from the Subscription Agent at the address set forth above or by contacting Broadridge Corporate Issuer Solutions, Inc., the information agent. Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to U.S. federal income tax backup withholding (currently at a 24% rate) with respect to dividends that may be paid by the Company on Common Shares purchased upon the exercise of Rights (for those holders exercising Rights).

If you have any questions concerning the rights offering, please contact Broadridge Corporate Issuer Solutions, Inc., the information agent, by telephone at (888) 789-8409 (domestic) or (720) 414-6898 (international) or by email at shareholder@broadridge.com.

Sincerely,

/s/ Randall J. Scott
Randall J. Scott
President and Chief Executive Officer

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